TRANSFER OF MINING RIGHTS CONTRACT CELEBRATED BETWEEN PARTIES: A) HÉCTOR MANUEL CERVANTES SOTO, PER HIS OWN RIGHT (THE “PRINCIPAL OR TRANSFEROR”) AND BY B) AMERICAN METAL MINING, S. A, DE C.V., REPRESENTED IN THIS ACT BY RAMIRO TREVIZO LEDEZMA, IN HIS PERSONALITY AS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE (THE “TRANSFEREE”), JOINTLY NAMED AS THE “PARTIES” IN ACCORDANCE WITH THE PRECEDING RECORDS, DECLARATIONS AND CLAUSES:

PRECEDING RECORDS

I.

The TRANSFEROR is the legitimate title holder of 100% (one hundred per cent)   of the rights derived from the mining concessions described following:

Title	229,013
Name of Lot	EL MONO
Location	Municipality of Choix, State of Sinaloa
Surface	100,0000 Hectares

Title	229,014
Name of Lot	REYNA
Location	Municipality of Choix, State of Sinaloa
Surface	100,0000 Hectares

Title	229,015
Name of Lot	CENTENARIO
Location	Municipality of Choix, State of Sinaloa
Surface	400,0000 Hectares

Title	231,262
Name of Lot	EL SOL
Location	Municipality of Choix, State of Sinaloa
Surface	200,0000 Hectares

Title	231,262
Name of Lot	EL MONO
Location	Municipality of Choix, State of Sinaloa
Surface	200,0000 Hectares

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

Title	230,121
Name of Lot	LA VERDE
Location	Municipality of Choix, State of Sinaloa
Surface	400,0000 Hectares

II.

Likewise, the TRANSFEROR is the legitimate petitioner of 100% (One hundred   per cent) of the rights derived from the mining concessions described following:

File	95/12876
Name of Lot	EL ORO
Location	Municipality of Choix, State of Sinaloa
Surface	600,0000 Hectares

File	95/12906
Name of Lot	SANALOYA
Location	Municipality of Choix, State of Sinaloa
Surface	5000,0000 Hectares

III.

For purposes of this instrument, the concessions described in the previous numeral I   will be identified as the CONCESSIONS, and the concession petitions described in   numeral II will be known as the FUTURE CONCESSIONS, and;

IV.

Because it so is convenient to both parties’ interests, THESE have decided to subscribe this present contract with the purpose that the CONCESSIONS and the   FUTURE CONCESSIONS be transferred in favor of the TRANSFEREE   accordingly to the terms and conditions set down in this present instrument, and   becoming obliged to pay a determined price as a counterplea in favor of the   TRANSFEROR.

DECLARATIONS

I.

The TRANSFEROR declares per his own right and under oath of stating the truth,   that:

1. He is a Mexican citizen, of age, in complete enjoyment of his physical and mental   faculties, and so has the full capacity to subscribe this present contract;

2. To be duly inscribed in the Federal Taxpayers Registry under Fiscal Identification   Certificate CESH-6208003-JCA, and to be current in his income tax payments and   other contributions that have corresponded to him;

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

3. To be the legitimate title holder of the rights derived from the CONCESSIONS   and of the FUTURE CONCESSIONS, same that to date are current in payment of   rights and other contributions that have corresponded to him in accordance to the   Mining Law and its Rulings, among other current and applicable legal dispositions;

4. As of the date of subscription of this present contract he has not subscribed any   other contract or agreement that may impair availing himself of the rights of which   he is title holder of the already named CONCESSIONS and FUTURE   CONCESSIONS, and reason by which he enjoys the capacity and legitimacy to   freely negotiate them in order to celebrate this present transfer of rights contract   under the specified terms;

5. The CONCESSIONS and the FUTURE CONCESSIONS are free of liens, affectations and limitations of ownership, and are up to date in compliance to the   obligations that regarding these administrative authorizations are stated in the   Mining Law and its Rulings, among other current and applicable legal   dispositions, and;

6. It is his free will to transfer in total and onerously in favor of the TRANSFEREE   the rights related to the CONCESSIONS and FUTURE CONCESSIONS,   strictly complying with the terms and conditions of this present contract.

II.

The TRANSFEREE, through the offices of its legal representative and under oath of stating the truth, declares, that:

1.  It is a Mexican mercantile society, duly established and operating in agreement  with current legislation as applicable in the United States of Mexico as proven in   Public Writ number 17,227, granted on the 4th December 2006 before testimony of   Mr. Eugenio Fernando García Russek, Attorney at Law and candidate to the   practice of Notary Public and being adscribed to Notary Public Office number 28 of   the Morelos Judicial District of the State of Chihuahua of which Mr. Felipe Colomo   Castro, Attorney at Law, is title holder, and instrument that if duly inscribed in the   Public Registry of Commerce of stated district under electronic mercantile folio   number 23,327 * 10;

2. That he enjoys the powers, mandates and necessary and sufficient faculties in order to subscribe this present contract as proven in the already described Public   Writ in the above numeral, and same that to date have not been limited, restrained,   suspended or revoked;

3. To be duly inscribed in the Federal Taxpayers Registry under Fiscal Identification   Certificated AMM-061204-4R7, and being to date current in its income tax   payments and other contributions that might have corresponded, and;

4. It is the will of its Administration Board to subscribe this present contract with   the purpose that the TRANSFEROR cedes in total onerously the rights derived

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

from the CONCESSIONS and FUTURE CONCESSIONS, and strictly complying   to the terms and conditions of this contract.

III.

PARTIES declare, the first one per its own right and the second one through the offices of its legal representative, under oath of stating the truth, that they assist to   the subscription of this present document in good faith, free of any deceit, error,   violence or whatever other vitiation in their consent with the purpose of committing   themselves to the following:

CLAUSES

FIRST. OBJECT:  In compliance to articles 2,029 and 2,248 of the Federal Civil Code, and of supplemental application with article 23, last paragraph of the Mining Law, as well as with the 2nd article of the Code or Commerce, by virtue of the subscription of this present contract, the TRANSFEROR cedes onerously and definitely in favor of the TRANSFEREE 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS and FUTURE CONCESSIONS described in the Previous Records of this contract and receiving in exchange as a counterplea the certain and determined price described in the following clause:

SECOND. PRICE: As a counterplea for the described transfer, the TRANSFEREE commits himself to pay in favor of the TRANSFEROR the amount of $1’647,000.00 Dollars (One million six hundred and forty seven thousand Dollars 00/100 in currency of the United States of America) plus the corresponding Added Value Tax, to be: $247,050.00 Dollars (Two hundred and forty seven thousand and fifty Dollars 00/100 in currency of the United States of America), for a total payable amount of $1’894,050 Dollars (One million eight hundred and ninety four thousand and fifty Dollars 00/100 in currency of the United States of America) (the “PRICE”), strictly complying to the terms and conditions agreed in this instrument.

THIRD. MANNER, TIME AND PLACE OF PAYMENT: The PARTIES agree that the TRANSFEREE must pay the PRICE in favor of the TRANSFEROR accordingly to the following schedule of partial payments:

1.

 On the 28th November 2008 the amount of $35,000.00 (Thirty five thousand Dollars 00/100 in currency of the United States of America) plus the   corresponding Added Value Tax, for a total of: $40,250.00 Dollars (Forty   thousand and two hundred and fifty Dollars 00/100 in currency of the United   States of America);

2.

On the 28th March 2009 the amount of $35,000.00 (Thirty five thousand Dollars 00/100 in currency of the United States of America) plus the   corresponding Added Value Tax, for a total of: $40,250.00 Dollars (Forty

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

thousand and two hundred and fifty Dollars 00/100 in currency of the United States of America);

3.

On the 28th July 2009, the amount of $80,000.00 Dollars (Eighty thousand Dollars 00/100 in currency of the United States of America), plus the   corresponding Added Value Tax, for a total of: $92,000.00 Dollars (Ninety two   thousand Dollars 00/100 in currency of the United States of America);

4.

On the 28th November 2009, the amount of $110,000.00 Dollars (One hundred and ten thousand Dollars in currency of the United States of America) plus the   corresponding Added Value Tax, for a total of: $126,500.00 Dollars (One hundred   twenty six thousand and five hundred Dollars in currency of the United States   of America);

5.

On the 28th November 2010, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars in currency of the United States of America) plus the   corresponding Added Value Tax, for a total of: $287,500.00 Dollars (Two hundred   eighty seven thousand and five hundred Dollars in currency of the United   States of America);

6.

On the 28th May 2011, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars in currency of the United States of America) plus the   corresponding Added Value Tax, for a total of: $287,500.00 Dollars (Two hundred   eighty seven thousand and five hundred Dollars in currency of the United   States of America);

7.

On the 28th November 2011, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars in currency of the United States of America) plus the   corresponding Added Value Tax, for a total of: $287,500.00 Dollars (Two hundred   eighty seven thousand and five hundred Dollars in currency of the United   States of America);

8.

On the 28th May 2012, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars in currency of the United States of America) plus the   corresponding Added Value Tax, for a total of: $287,500.00 Dollars (Two hundred   eighty seven thousand and five hundred Dollars in currency of the United   States of America);

9.

On the 28th November 2012, the amount of $387,000.00 Dollars (Three hundred

eighty seven thousand Dollars in currency of the United States of America)    plus the corresponding Added Value Tax, for a total of; $445,050.00 Dollars (Four   hundred forty five thousand and fifty Dollars in currency of the United States   of America).

Regardless of the terms agreed upon, the TRANSFEROR expressly grants in favor of the TRANSFEREE a term of 30 (thirty) natural days beginning as of the dates in which stated partial payments come due, in order to comply to same.

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

Payments described must be carried out by means of nominal check and delivered at the TRANSFEROR’S address, or, by means of electronic transfer of funds to the account that for such a purpose be eventually determined by the TRANSFEROR, having previously notified the TRANSFEREE 10 (ten) natural days in advance regarding account number.

In case of delaying payment for any of the amounts agreed upon in this clause, the TRANSFEREE commits himself to pay the amount resulting from estimating the corresponding 3% (three per cent) a month for delay of payment on unpaid balance.

FOURTH. CONCESSION TITLES: In compliance to the requirements set in articles 2,284 and 2,291 of the Federal Civil Code, the TRANSFEROR commits himself to deliver on this same date to TRANSFEREE, in the usual address of latter, the titles to the mining CONCESSIONS that cover the rights on same. Likewise, the TRANSFEROR commits himself to deliver the titles of the FUTURE CONCESSIONS, once these have been properly registered before the Public Registry of Mines, a dependency of the Secretary of the Economy.

FIFTH. DISCUMBRANCE IN CASE OF EVICTION: The TRANSFEROR commits himself to repair in favor of the TRANSFEREE any discumbrance in case of eviction from the CONCESSIONS and of the FUTURE CONCESSIONS as indicated in article 2,283, fraction III of the Federal Civil Code among other applicable legal dispositions.

SIXTH. GUARANTEE: With the purpose of guaranteeing the compliance of payment obligations agreed upon in this present contract, the TRANSFEREE constitutes, indicates and grants in guarantee in favor of the TRANSFEROR the totality of the rights derived from the CONCESSIONS and of the FUTURE CONCESSIONS in the understanding that, in case the TRANSFEREE incurs in a non compliance regarding the obligations consigned in this instrument, such rights will be returned or restituted in favor of the TRANSFEROR, free of liens, encumbrances or limitations of ownership.

SEVENTH. PROMISE OF EXPLORATION AND EXPLOITATION: Likewise, PARTIES commit themselves to subscribe at the latest on the 5th November 2008, an Exploration and Exploitation Contract regarding the mining concession on lot named “Centenario”, integrated in the CONCESSIONS under title number 229,015 on a total surface of 400,0000 Hectares (Four hundred hectares), located in the Municipality of Choix, State of Sinaloa.

Among others, the main terms and conditions of the mentioned contract will be that the PARTIES will have the right to explore, either jointly or separately, the concession on lot named “Centenario”. However, only the TRANSFEROR will enjoy the exclusive right to explore the mentioned mining concession and the TRANSFEREE shall commit himself not to perturb in any way such activity. Finally, PARTIES agree as of this moment that the duration of the contract in comment will be of 2 (two) years as of the date of its subscription.

EIGHTH: ADMINISTRATIVE OBLIGATIONS: The TRANSFEREE expressly commits himself to maintain the CONCESSIONS and the FUTURE CONCESSIONS

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

current by complying to such an effect with the paper work and payments of the respective rights and subjecting himself to the general dispositions and Mexican official standards of the mining and metal industry, agreeing with article 27 of the Mining Law, among other applicable, its Ruling and others of the current and applicable legislation.

Regardless the above, in agreement with article 23, third paragraph of the Mining Law, the non compliance to the obligations referred to previously, as well as to those mentioned in this present instrument on the part of the TRANSFEREE does not relieve the TRANSFEROR of complying with them.

NINTH.  FORMALIZATION OF TRANSFER OF RIGHTS.  PARTIES commit themselves to ratify before Notary Public or Public Broker this present document at their earliest convenience with the purpose that same be inscribed in the Public Registry of Mining, a dependency of the Secretary of the Economy, as well as with the purpose of carrying out whatever other required administrative paper work in agreement with articles 2,034, fraction III, of the Federal Civil Code, fraction VI, 47 of the Mining Law, 83, last paragraph of the Mining Law Ruling, and others of the current and applicable legislation. The totality of related expenses with the compliance of this present clause will be charged to the TRANSFEREE.

TENTH. PROOF OF PAYMENT: Against payment of the monetary obligations charged against the TRANSFEREE as agreed in this present contract, the TRANSFEROR commits himself to issue and deliver, within the following 5 (five) natural days as of the date of payment, a voucher containing the imposed requirements by the current and applicable legislation at that time.

 ELEVENTH. CONFIDENTIALITY:  PARTIES expressly oblige themselves to keep the totality of past, present and future information in a confidential manner related to this instrument and extending such an obligation to any individual or corporation it mat be disclosed to.

The PARTY recipient of confidential information must limit access to it to its representatives and employees that, under a reasonable and justified cause, should petition access to such information. In such an event, PARTIES must require such entities to commit themselves to the obligation of confidentiality imposed upon subjects to whom such confidential information is disclosed to.

For purposes of this present clause, the following will not be considered confidential information: 1. Information legitimately known and obtained by the recipient PARTY previous to the subscription of this agreement; 2. Information that to date or in the future be considered as public domain, if and ever such consideration down not stem from an incompliance by any of the PARTIES to the stipulations in this clause, or; 3. Information that must be disclosed to in conformity to law per an administrative or judicial mandate issued by competent authorities, including those of the Stock Exchange.

In case of non compliance, PARTIES expressly reserve to themselves actions that according to law correspond to them, either administrative or judicial in order to claim

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

indemnity due to harm and damages caused, as well as the application of corresponding sanctions.

TWELFTH. DURATION AND ADVANCED TERMINATION:  This present contract will have a duration as of the 24th November 2008 to the 28th December 2012, dateline for the payment of the pending balance of the PRICE by the TRANSFEREE in favor of the TRANSFEROR.

None of the PARTIES will be able to terminate in advance this present instrument excepting there exists an advance annulment or termination agreement subscribed between them in common agreement.

THIRTEENTH. NON COMPLIANCE AND CANCELLATION: PARTIES agree that in case one of them does not comply to any of the obligations accepted by virtue of the subscription of this present instrument, the counterpart will be in its right to require the forceful compliance of the obligation not honored, as one option or the cancellation of this present contract as second option, as well as the payment of an indemnity due to harm and damages in both cases.

PARTIES expressly agree that, in the event this contract may not be carried out in its totality by causes imputable to the TRANSFEREE, or by force majeure reasons, by a fortuitous case or on account of natural forces, on one side, or the cancellation or expressed termination of the contract, on the other under the terms of the above written clause, all payments done in favor of the TRANSFEROR up to that date, will remain in this latter’s favor.

The cancellation of this contract by the reason stated will not free any of the PARTIES from complying to the obligations they were supposed to carry out previous of the date of the actual cancellation.

FOURTEENTH. SEPARATE ENTITIES: None of the terms and conditions of this present instrument must be interpreted in the sense that the PARTIES have constituted any relation, society or association, reason by which they are not merged nor their assets put together for fiscal responsibility purposes or before third parties or by any nature whatsoever.

FIFTEENTH. FISCAL OBLIGATIONS: On being registered and regularized before the Federal Taxpayers Registry, and being to date in their income tax payments and other contributions corresponding to them to date, PARTIES agree that each one individually will defray payment on taxes corresponding to them in separate in compliance to the terms and conditions of this present instrument, and subjecting themselves to the current and applicable fiscal legislation, and obliging themselves to free their counterpart from any fiscal responsibility that might be imputed contrary to this Clause by competent authorities.

SIXTEENTH. LABOR RELATIONS: In order for each PARTY’S compliance to the obligations contracted by virtue of the subscription of this contract, they state they will act as totally independent entities from each other and reason by which under no manner it

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

should be understood that there exists a labor relationship between them, thus leaving without effect the possibility of enforcing the labor as well as the current Social Security legislations. Consequently, PARTIES under no assumption will be able to hire employees or workers in the name and representation of their counterpart.

Concerning their workers and employees, PARTIES state that there exists no labor relationship at all between the workers and employees of the TRANSFEROR and the TRANSFEREE, or vice versa. Thus, PARTIES state being the employers of their own workers and employees complying with the current and applicable Social Security and Labor legislations and being the sole responsible entities regarding social security and labor relations to be complied with in favor of mentioned subjects.

Consequently, PARTIES commit themselves to free their counterparts from any social security and labor responsibility that might be imputable contrary to this Clause in relation to their own workers and employees under the terms of the current and applicable social security and labor legislations.

SEVENTEENTH. ADDRESSES AND CONTACT TELEPHONES: PARTIES agree that for everything concerning the execution and compliance of the terms and conditions of this present instrument, as well as to render announcements, notifications and other communication in relation to same, state their addresses and contact telephones to be the following:

     TRANSFEROR

     TRANSFEREE

                Av. Independencia 2812                      Calle California número 5101-206

                Col. Santa Rosa C.P. 31050                Colonia Haciendas Santa Fe

                Ciudad de Chihuahua, Chih.                 Ciudad de Chihuahua, Chih.

                Phone: 01-614-415-1971                    Phone: 01-614-200-8481

In the event of a change of address, PARTIES agree in notifying their counterparts of such a fact at least 5 (five) natural days previous of the date in which the change actually takes place.

EIGHTEENTH. ANNOUNCEMENTS, NOTIFICATIONS AND COMMUNICATIONS: PARTIES agree that any announcement, notification or communication necessary to render to their counterpart must be carried out in writing.

The delivery of such documents can be done in the following three manners: 1. By common courier delivered by hand or by certificate mail, both with acknowledgement of receipt; 2. By means of Fax, or: 3. By electronic mail. In this latter case, delivery will be considered validly and legally carried out only when the reception of the respective electronic mail is confirmed likewise within the following 3 (three) natural days of its being sent, either

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

automatically by means of a software program, or in an expressed manner by means of and answering and confirmation message sent back by the recipient.

PARTIES likewise agree that announcements, notifications and communications done and related to this present instrument will be in effect on the day of reception. In case such communications bear some kind of term, same will be in effect on the following day of its reception, independently if the day be able or natural.

NINETEENTH. PERSONS TO BE IN TOUCH WITH: PARTIES agree that the totality of announcements, notifications or communications necessary for their counterpart to know and derived from the terms and conditions of this present instrument, must be addressed indistinctly to the following persons:

     TRANSFEROR                                            TRANSFERREE

HÉCTOR MANUEL CERVANTES SOTO    RAMIRO  TREVIZO LEDEZMA

AGUSTÍN CERÓN GUEDEA                         RAMIRO TREVIZO GONZÁLEZ

In case it be their will to change contact persons, PARTIES agree in notifying their counterpart of such a wish and circumstance at least 5 (five) natural days previous of the date of the actual change. Not complying to the obligation stated will imply that the announcements, notifications and communications sent and delivered in the name to the original addressees of the PARTY carrying out the change, will bear all legal effects in favor of the PARTY not having been notified in all opportunity and beginning as of the date of delivery and for as long as the non compliance subsists.

TWENTIETH. TOTALITY OF CONTRACT: PARTIES accept that this present agreement contains the whole of the agreements between them regarding the objective, and leaves without effect as well as cancels the totality of agreements, reports, negotiations, correspondence, commitments and communications carried out previously between them, either in writing or verbal.

TWENTY FIRST. MODIFICATIONS: The terms and conditions of this present instrument can only be modified by virtue of the subscription of modifying agreements between the PARTIES. Such agreements must be attached as addenda to a common copy of this contract and searching for a complete interpretation of the terms and conditions that the PARTIES might have agreed upon.

TWENTY SECOND. APPLICABLE LAW: This present instrument will be subject and shall be interpreted in conformity to the Mining Law, its Rulings and the Federal Civil Code among other current and applicable legal dispositions within the United States of Mexico.

TWENTY THIRD. JURISDICTION: In case of any controversy arising in relation to the validity, intention, interpretation, execution or compliance of this contract, PARTIES

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.

expressly agree to submit same before the competent law courts of the Morelos Judicial District, in the City of Chihuahua, State of Chihuahua, and renouncing to any other jurisdiction or tribunal that might correspond to them by reason of their current or future addresses and to any other circumstance.

BOTH PARTIES BEING IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT CONTRACT, SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE TWENTY FIFTH NOVEMBER OF THE YEAR TWO THOUSAND AND EIGHT.

TRANSFEREE

TRANSFEROR

      Signature

      Signature

American Metal Mining, S.A. C.V.

            Héctor Manuel

Represented in this act by:

Cervantes Soto

                /s/ Ramiro Trevizo Ledezma                                                              /s/ Hector Manuel Cervantes Soto

RAMIRO TREVIZO LEDEZMA

PER HIS OWN RIGHT

Transfer of Mining Rights Contract subscribed on the 25th November 2008 between: A) Héctor Manuel Cervantes Soto and B) American Metal Mining, S.A. de C.V.